Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-153254 on Form S-8 of our report dated March 17, 2009, relating to the financial statements of Coda Octopus Group , Inc. , appearing in this Annual Report on Form 10-K of Coda Octopus Group, Inc.  for the year ended October 31, 2008.

/s/ RBSM LLP

New York, New York
March 17, 2009